UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

Bumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40054	85-3604367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 West 41st Street, Austin, Texas	78756
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 696-1409

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d) and (e)

Leadership Succession

On November 1, 2023, the Board of Directors (the “Board”) of Bumble Inc. (the “Company”) approved a leadership succession plan pursuant to which, effective January 2, 2024 (the “Effective Date”), Lidiane Jones will become the Company’s Chief Executive Officer, and Whitney Wolfe Herd, the Company’s Founder and Chief Executive Officer, will become the Executive Chair of the Board and no longer serve in the capacity of Chief Executive Officer. The Board also appointed Ms. Jones to the Company’s Board, effective as of the Effective Date. Ms. Jones will serve as a Class III director with a term expiring at the Company’s annual meeting of stockholders to be held in 2024.

Ms. Lidiane Jones, 44, has served as the Chief Executive Officer of Slack Technologies, which is wholly owned by Salesforce, Inc. (“Salesforce”) (NYSE: CRM), since December 2022. Prior to that time, Ms. Jones served in various roles at Salesforce from July 2019, including Executive Vice President & General Manager for Digital Experiences (including Marketing and Commerce Cloud). Prior to joining Salesforce, Ms. Jones was Vice President, Software Product Management at Sonos, Inc. (“Sonos”) (Nasdaq: SONO) from September 2015 to July 2019. Prior to her time with Sonos, Ms. Jones spent nearly 13 years at Microsoft Corporation (Nasdaq: MSFT), where she held product manager roles of increasing responsibility, including Microsoft Office Shared Experiences, Enterprise Management and Azure Machine Learning. Ms. Jones currently serves as a board trustee at the Shady Hill School, a non-profit independent, co-educational day school in Cambridge, Massachusetts. Previously, Ms. Jones served as a board observer for Astound Commerce, an e-commerce agency, and a director of Compass Working Capital, a nonprofit financial services firm that is working to end asset poverty for families with low incomes and narrow the racial and gender wealth gap.

In connection with the aforementioned appointment of Ms. Jones, Bumble Trading LLC and Ms. Jones entered into an Employment Agreement, dated as of November 3, 2023 (the “Employment Agreement”). Pursuant to the Employment Agreement, Ms. Jones will serve as the Company’s Chief Executive Officer from the Effective Date on an “at-will” basis until such time that her employment is terminated in accordance with the terms of the Employment Agreement. The Employment Agreement further provides for (i) an annual base salary of $650,000, subject to increase at the Board’s discretion from time to time, (ii) eligibility to receive a performance bonus with such bonus having an annualized target of no less than 70% of the annual base salary, (iii) an initial cash signing bonus of $1,000,000, (iv) an initial equity grant comprised of (A) options to acquire shares of the Company with a grant date fair value of $11,000,000 and (B) restricted stock units with a grant date fair value of $11,000,000, (v) an annual equity award for the 2025 annual grant cycle with a grant date fair value of $6,000,000, (vi) paid vacation, and (vii) participation in employee benefit plans.

In addition, the Employment Agreement provides that, if Ms. Jones’s employment is terminated (i) by the Company without “cause” (as defined in the Employment Agreement) and not due to her death or disability or (ii) for “good reason” (as defined in the Employment Agreement) by Ms. Jones, Ms. Jones will be entitled to receive the following severance payments and benefits, in addition to certain accrued obligations (including any earned but unpaid prior year annual bonus): (1) an amount equal to the sum of 12 months’ base salary and 100% of Ms. Jones’s target annual bonus for the year of termination, payable in equal monthly installments over 12 months; (2) a prorated annual bonus for the year of termination, based on the achievement of the actual performance objectives and targets for such performance year and payable no later than two and one-half months after the end of such performance year; (3) if Ms. Jones timely elects continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, continued medical and dental coverage, at active employee rates, for up to 12 months following termination of employment or, if earlier, until the date on which Ms. Jones becomes eligible for medical and/or dental coverage from a subsequent employer; and (4) in the event Ms. Jones’s employment is terminated prior to the first anniversary of the Effective Date, the portion of the initial equity grant that is scheduled to vest in the 24-month period immediately following such termination shall become fully vested. The obligation to provide the severance payments and benefits are contingent upon Ms. Jones’s execution and non-revocation of a release of claims and Ms. Jones’s continued compliance, in all material respects, with any existing non-competition, non-solicitation and confidentiality agreements.

Further, the restrictive covenant agreement exhibited to the Employment Agreement includes covenants in respect of confidentiality of information, assignment of certain intellectual property, non-competition, non-solicitation and non-disparagement. The confidentiality and non-disparagement covenants have an indefinite term, and the non-competition and non-solicitation covenants are effective both during employment and until the first anniversary of termination of employment.

The foregoing summary description of the terms of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 attached hereto and the terms of which are incorporated by reference herein.

In connection with her appointment, Ms. Jones will also enter into the Company’s standard form indemnification agreement for directors and officers.

There are no arrangements or understandings between Ms. Jones and any other person pursuant to which Ms. Jones was selected to serve as our Chief Executive Officer and a director. Ms. Jones has no family relationship with any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. No committee assignments for Ms. Jones have been determined at the time of this filing and, as an employee director, Ms. Jones will not receive any additional compensation for her Board service.

The Company expects to approve new compensation terms for Ms. Wolfe Herd at a later date, and will disclose the compensatory terms by an amendment to this Current Report on Form 8-K.

(b)

Director Resignation

On November 1, 2023, Sachin J. Bavishi notified the Board of his decision to resign from the Board, effective as of the Effective Date. Mr. Bavishi’s decision was not the result of any disagreement (i) with the Company, the Company’s management, or any other member of the Board, or (ii) on any matter relating to the Company’s operations, policies, or practices.

Item 7.01	Regulation FD Disclosure.

On November 6, 2023, the Company issued a press release announcing the foregoing transition matters, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Report and in Exhibit 99.1 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated as of November 3, 2023, by and between Bumble Trading LLC and Lidiane Jones

99.1	Press release of Bumble Inc. dated November 6, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUMBLE INC.

Date: November 6, 2023	By:	/s/ Laura Franco
	Name:	Laura Franco
	Title:	Chief Legal and Compliance Officer

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